We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated March 25, 1994, appearing in the Company's Registration Statement on Form S-1, Commission File No. 333-05857, as amended, for the year ended December 31, 1993, and to the reference to our Firm under the caption "Experts" in the Reoffer Prospectus, which is part of this Registration Statement.

CHASE AND ASSOCIATES CPAS, P.C.
Manassas, Virginia
October 31, 1996